Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES

$103.7 MM 2006 CAPITAL INVESTMENT BUDGET AND

ESTIMATED PRO FORMA PROVED RESERVES AS OF OCTOBER 31, 2005

MIDLAND, Texas, (BUSINESS WIRE), December 1, 2005 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its 2006 capital investment budget of approximately $103.7 million, which does not include capital for the acquisition of producing properties. This is a $60.0 million increase over the Company’s 2005 capital investment budget of approximately $43.7 million, which does not include capital for the acquisition of producing properties. Please refer to the Company’s press releases dated January 11, 2005, March 15, 2005, May 9, 2005, September 27, 2005, October 17, 2005, November 7, 2005, and November 16, 2005 for prior information on the Company’s operations, acquisitions and its $43.7 million 2005 capital investment budget.

On a project basis, approximately $66.6 million, or 64%, of the $103.7 million 2006 capital investment budget is expected to be invested in two horizontal drilling gas projects: the New Mexico Wolfcamp and the Barnett Shale. The Company has budgeted approximately $45.5 million for its Wolfcamp Gas project located in Chaves and Eddy Counties in the Permian Basin of New Mexico. The Company has budgeted approximately $21.1 million for its Barnett Shale Gas project located in Tarrant County, Texas in the Fort Worth Basin. Additionally, the Company expects to invest approximately $28.6 million, or 28%, of the 2006 budget in its long-life, shallow oil properties located in the Permian Basin of West Texas. Parallel has budgeted approximately $2.8 million for investment in gas projects located onshore the Gulf Coast of South Texas, $1.5 million for the Cotton Valley Reef Gas project located in East Texas, and $4.2 million for the CBM (Coal Bed Methane) Gas/Conventional Oil & Gas projects located in the Uinta Basin of Utah and Colorado. Please refer to the table on page 3 of this press release for further information pertaining to the Company’s capital investment budget.

On an operational expenditure basis, approximately $76.4 million, or 74%, of the $103.7 million 2006 budget is expected to be invested in the drilling and completion of an estimated 117 gross (66 net) wells. Additionally, approximately $4.4 million is expected to be invested in 30 gross (23 net) workovers, recompletions and lease equipment; $12.6 million for leasehold and 3-D seismic; $8.0 million for pipeline construction; and $2.3 million for lease maintenance and capitalized overhead.

Proved Reserves

Parallel expects proved reserves as of October 31, 2005, on a pro forma basis, to increase approximately 33% to 28.8 million BOE, compared to 21.7 million BOE as of December 31, 2004. The Company’s Standardized Measure of Discounted Future Net Cash Flows as of October 31, 2005, on a pro forma basis, is also expected to increase approximately 105% to $423 million, compared to $206 million as of December 31, 2004. Included in the pro forma proved reserves and Standardized Measure of Discounted Future Net Cash Flows as of October 31, 2005 are the “Harris San Andres” properties, part of which the Company acquired on November 15, 2005. As the Company reported in its press releases dated October 17, 2005 and November 16, 2005, Parallel, L.P. entered into a Purchase and Sale Agreement with ten unaffiliated parties for the purchase of producing and non-producing oil and gas properties, or the “Harris San Andres” properties, located in Andrews and Gaines Counties in the Permian Basin of West Texas. Under the Purchase and Sale Agreement, each seller is entitled to schedule the closing date as to his or its respective interest in the properties to be sold at any time between November 15, 2005 and January 15, 2006. Parallel, L.P. completed the first closing under the Purchase and Sale Agreement on November 15, 2005. The total purchase price, including adjustments, for the initial portion of the properties acquired on November 15, 2005 was $20.8 million.

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Parallel Petroleum Announces $103.7 MM 2006 Capital Investment Budget

and Estimated Pro Forma Proved Reserves as of October 31, 2005

December 1, 2005

This first closing represents approximately 2.9 million equivalent barrels of proved oil and gas reserves out of a total of 6.4 million equivalent barrels of proved oil and gas reserves if all of the properties are acquired. The second closing is scheduled to occur on January 15, 2006. The summary pro forma information for the ten-month period ended October 31, 2005 gives effect to the Company’s first and second closings as if the closings were consummated on October 31, 2005. Please refer to the tables on pages 4 and 5 of this press release for further information pertaining to the Company’s proved reserves.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “Capital allocation should emphasize the technical maturity of the individual projects, probability of success, satisfactory production performance, reasonable supply and service costs, and acceptable commodity pricing. All these factors combine to determine project economics. Our 2006 capital budget reflects our confidence in the energy markets, our current project inventory, and our ability to efficiently execute an aggressive development plan.”

In a final comment, Oldham stated, “The actual expenditures may vary from the budgeted amounts, depending upon the results of the Company’s activities, oil and gas prices, availability of services and other factors. The budget will be funded from operating cash flow and borrowings under our senior revolving credit facility and second lien term loan facility. Currently, the borrowing base under our senior revolving credit facility is $100.0 million, and we anticipate that it will be increased to approximately $125.0 million based on proved reserves as of October 31, 2005. We currently have $50.0 million drawn on the senior revolving credit facility, and the second lien term facility is fully drawn at $50.0 million.”

Today’s Conference Call and Webcast Information

The Company’s management will host a conference call to discuss the information disclosed in this press release this afternoon, Thursday, December 1, 2005, at 2:30 p.m. Eastern time (1:30 p.m. Central time). To participate in the call, dial 800-561-2813 or 617-614-3529, Participant Passcode 47225951, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 11039262.

RELATED TABLES FOLLOW

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Parallel Petroleum Announces $103.7 MM 2006 Capital Investment Budget

and Estimated Pro Forma Proved Reserves as of October 31, 2005

December 1, 2005

Capital Investment Budget – 2006 vs. 2005

The following table represents the allocation of the Company’s 2006 capital investment budget by property compared to its 2005 capital investment budget.

	Budgeted 2006 CAPEX		Budgeted 2005 CAPEX (1)		Net Change in CAPEX Budget 2006 vs 2005
Area/Property	$MM	%	$MM	%	$MM	%
Fullerton San Andres	$1.8	2%	$3.7	8%	$(1.9)	(51)%
Carm-Ann San Andres/N. Means Queen	5.0	5%	4.1	9%	0.9	22%
Diamond M Shallow	0.2	0%	5.0	11%	(4.8)	(96)%
Diamond M Canyon Reef	8.3	8%	9.4	22%	(1.1)	(12)%
Harris San Andres (Acquisition) (2)	11.1	11%	—	0%	11.1	N/A
New Mexico Wolfcamp (3)	45.5	44%	7.6	17%	37.9	499%
Other Permian Basin	2.2	2%	2.0	5%	0.2	10%
Total Permian Basin	$74.1	71%	$31.8	73%	$42.3	133%

Barnett Shale (3)	$21.1	20%	$7.6	17%	$13.5	178%

Onshore Gulf Coast	$2.8	3%	$1.8	4%	$1.0	56%

Cotton Valley Reef	1.5	1%	1.4	3%	0.1	7%
Utah/Colorado (3)	4.2	4%	1.1	3%	3.1	282%
Total New Projects	$5.7	5%	$2.5	6%	$3.2	128%

Grand Total	$103.7	100%	$43.7(1)	100%	$60.0	137%

(1) As of September 30, 2005, actual expenditures have been approximately $34.7 million.

(2) Includes, on a pro forma basis, the "Harris San Andres" properties acquired on November 15, 2005, and the remaining "Harris San Andres" properties that we expect to acquire in a separate closing on January 15, 2006. The summary pro forma information for the ten-month period ended October 31, 2005 gives effect to our first and second closings as if the closings were consummated on October 31, 2005. Refer to press releases dated October 17, 2005 and November 16, 2005, and the information in this press release under the caption "Proved Reserves", for additional information.

(3) Emerging resource project

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Parallel Petroleum Announces $103.7 MM 2006 Capital Investment Budget

and Estimated Pro Forma Proved Reserves as of October 31, 2005

December 1, 2005

Pro Forma Third Quarter 2005 Production and Estimated Proved Reserves by Area/Property as of October 31, 2005

The following table represents, on a pro forma basis, the Company’s third quarter 2005 production and estimated proved reserves as of October 31, 2005, on a property basis, including the “Harris San Andres” properties.

		Estimated Pro Forma Proved Reserves as of 10-31-05 (1) (2)
	Actual & Pro Forma 3Q 2005	PDP (3)		PDNP (4)		PUD (5)		Total Proved		% of Pro
AREA/PROPERTY	Production BOEPD (2)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	Forma PV-10%
Permian Basin
Fullerton San Andres	1,619	9.42	$157.0	0.05	$ 1.8	1.71	$ 25.3	11.18	$184.1	33%
Carm-Ann San Andres/N. Means Queen	616	1.56	31.5	—	—	1.71	25.9	3.27	57.4	10%
Diamond M Shallow	62	0.87	11.9	0.20	5.4	1.67	28.9	2.74	46.3	8%
Diamond M Canyon Reef	252	0.61	13.4	—	—	0.98	29.1	1.59	42.5	8%
New Mexico Wolfcamp	47	0.08	2.8	0.03	1.2	—	—	0.11	4.1	1%
Other Permian Basin	307	1.38	28.7	—	—	0.54	15.0	1.92	43.7	8%
Total Permian	2,903	13.93	$245.3	0.28	$ 8.4	6.61	$124.3	20.82	$378.0	69%

Barnett Shale	484	0.29	11.0	0.09	2.8	—	—	0.38	13.9	3%

Onshore Gulf Coast of South Texas
Yegua/Frio	534	0.66	$ 24.0	0.04	$ 1.6	—	$ —	0.70	$ 25.5	5%
Wilcox	622	0.56	26.8	—	—	—	—	0.56	26.8	5%
Cook Mountain	148	0.09	5.2	—	—	—	—	0.09	5.2	1%
Total Gulf Coast	1,304	1.31	$ 56.0	0.04	$ 1.6	—	$ —	1.35	$ 57.5	10%

GRAND TOTAL - PARALLEL	4,691	15.53	$312.3	0.41	$12.8	6.61	$124.3	22.55	$449.4	82%

PRO FORMA ACQUISITION
Harris San Andres (2)	440E(6)	1.76	$ 33.2	—	$ —	4.50	$ 66.9	6.26	$100.1	18%

PRO FORMA TOTAL	5,131E	17.29	$345.5	0.41	$12.8	11.11	$191.1	28.81	$549.5	100%
Estimated Future Income Taxes (7)			(79.5)		(2.9)		(44.0)		(126.4)
Estimated Standardized Measure of
Discounted Future Net Cash Flows			$266.0		$ 9.9		$147.1		$423.1

(1) Based on independent reserve study by Cawley, Gillespie & Associates, Inc. utilizing NYMEX prices of $59.77 per barrel of oil and $12.12 per Mcf of natural gas.

(2) Includes, on a pro forma basis, the "Harris San Andres" properties acquired on November 15, 2005, and the remaining "Harris San Andres" properties that we expect to acquire in a separate closing on January 15, 2006. The summary pro forma information for the ten-month period ended October 31, 2005 gives effect to our first and second closings as if the closings were consummated on October 31, 2005. Refer to press releases dated October 17, 2005 and November 16, 2005, and the information in this press release under the caption "Proved Reserves", for additional information.

(3) PDP is proved developed producing reserves.
(4) PDNP is proved developed non-producing reserves.
(5) PUD is proved undeveloped reserves.

(6) Represents the estimated pro forma production as of September 30, 2005, net to Parallel, attributable to the "Harris San Andres" properties acquired. Refer to press releases dated October 17, 2005 and November 16, 2005, and the information in this press release under the caption "Proved Reserves", for additional information.

(7) Future income taxes have been estimated utilizing the same tax rate applicable to the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2004.

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Parallel Petroleum Announces $103.7 MM 2006 Capital Investment Budget

and Estimated Pro Forma Proved Reserves as of October 31, 2005

December 1, 2005

Proved Reserves – Pro Forma October 31, 2005 compared to December 31, 2004

The following table represents Parallel’s total proved reserves as of December 31, 2004 and as of October 31, 2005 on a pro forma basis. As indicated, the Company’s pro forma Standardized Measure of Discounted Future Net Cash Flows is projected to increase approximately 105%, to approximately $423 million as of October 31, 2005, compared to $206 million as of December 31, 2004. The percentage change in proved reserves and Standardized Measure of Discounted Future Net Cash Flows includes the “Harris San Andres” properties, reserve additions from enhancements and drilling, reserve revisions and increased oil and natural gas prices, partially offset by both production and reserve dispositions during the first ten months of 2005.

	December 31, 2004 (1)	Pro Forma October 31, 2005 (1) (2)		Percentage Change
Total Proved Reserves:
Oil (MMBbls)	18.9	25.2		33%
Gas (Bcfg)	16.8	21.7		29%
MMBOE	21.7	28.8		33%
SEC Reserve Categories:
PDP (MMBOE) (3)	15.1	17.3		15%
PDNP (MMBOE) (4)	0.3	0.4		33%
PUD (MMBOE) (5)	6.3	11.1		76%
Total Proved Reserves (MMBOE)	21.7	28.8		33%
Standardized Measure of
Discounted Future Net Cash Flows ($MM)	$206	$423	(6)	105%
NYMEX prices:
Per Bbl of oil	$43.46	$59.77		38%
Per Mcf of natural gas	$6.18	$12.12		96%

(1) Based on independent reserve study prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers.

(2) Includes, on a pro forma basis, the "Harris San Andres" properties acquired on November 15, 2005, and the remaining "Harris San Andres" properties that we expect to acquire in a separate closing on January 15, 2006. The summary pro forma information for the ten-month period ended
October 31, 2005 gives effect to our first and second closings as if the closings were consummated on October 31, 2005. Refer to press releases dated October 17, 2005 and November 16, 2005, and the information in this press release under the caption "Proved Reserves", for additional information.

(3) PDP is proved developed producing reserves.
(4) PDNP is proved developed non-producing reserves.
(5) PUD is proved undeveloped reserves.

(6) The Standardized Measure of Discounted Future Net Cash Flows as of October 31, 2005 has been estimated utilizing the same tax rate applicable to the Standardized Measure of Discounted Future
Net Cash Flows as of December 31, 2004.

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Parallel Petroleum Announces $103.7 MM 2006 Capital Investment Budget

and Estimated Pro Forma Proved Reserves as of October 31, 2005

December 1, 2005

About Parallel Petroleum Corporation

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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